Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
THIRD QUARTER FISCAL 2016 FINANCIAL RESULTS

- Net Sales Increase of 2.9% to $106.7 million -
- Comparable Sales Increase of 4.5% -
- Gross Margin Expanded 95 basis points -

Minneapolis, MN, December 1, 2016 - Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the third quarter ended October 29, 2016.

Results for the Third Quarter Ended October 29, 2016

•
Net sales totaled $106.7 million, an increase of 2.9%, while operating on average 506 stores, compared to $103.6 million in net sales for the third quarter of fiscal 2015, while operating on average 533 stores.

•	Comparable sales increased 4.5% compared to a 6.7% decrease in the same period last year.

•	Gross margin rate increased 95 basis points to 36.8%, as compared to last year’s third quarter.

•	Net income totaled $3.5 million, or $0.09 per diluted share, compared to a net loss for the prior year period of $0.3 million, or a $0.01 loss per share.

•
Adjusted EBITDA, a non-GAAP measure, was $6.7 million, compared to $3.8 million for the same period last year. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other Income; Interest expense, net; Depreciation and Amortization; Impairment of store assets; and certain non-recurring items.*

•	On-hand inventory, at cost, was down 3.8%, in line with the Company’s expectations.

LuAnn Via, President and Chief Executive Officer, commented, "We are very pleased with our third quarter performance, as we exceeded our original guidance as well as our preliminary results reported on

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* Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the tables below.

November 4, 2016. Our comparable sales increase reflects a favorable response to our merchandise assortment as well as our effective marketing campaigns and events that drew her into our stores and to our website. We saw growth in average spend among our existing customers and reactivated more lapsed and also acquired additional new customers. We were able to drive an increase in gross margin rate, despite a highly promotional environment and unseasonably warm weather. As we look ahead, we expect continued momentum as we further execute across our strategic initiatives in merchandising, marketing and technology to drive long term profitable growth.”
LuAnn Via also stated “In addition to the initiatives we are undertaking to increase sales, we continue to focus on improving our cash flow. After significant investments in technology and stores the past several years, we are focusing on optimizing these investments in Fiscal 2017 and reducing capital outlays. We are also taking a close look at our costs and identifying opportunities for additional savings in a number of areas, including occupancy, and increased efficiencies in processes and contract negotiations.  Our preliminary assessment suggests there is an opportunity for net savings in fiscal 2017 of approximately $5.0 million to $7.0 million, before giving effect to the costs the Company would incur in connection with potential growth in overall sales.”

Balance Sheet Highlights and Capital Expenditures

Cash, cash-equivalents and investments totaled $25.8 million as of October 29, 2016. Capital expenditures for the third quarter of fiscal 2016 were $2.0 million compared to $5.1 million in last year’s third quarter. Capital expenditures in the third quarter this year primarily reflected investments in new stores and technology associated with the Company’s Customer First initiative. For the third quarter ended October 29, 2016, the Company had no outstanding borrowings under its revolving credit facility.

Outlook for the 2016 Fourth Quarter and Full Fiscal Year
For the fourth quarter of fiscal 2016, the Company currently expects:

•
Total net sales of between $93.0 million and $97.0 million, with a comparable sales increase of 1.0% to 5.0%, as compared to net sales of $94.6 million and a comparable sales decrease of 3.4% in last year’s fourth quarter;

•
A net loss of $4.1 million to $5.9 million or a net loss of $0.11 to $0.16 per share, as compared to a net loss of $46.6 Million or a net loss of $1.26 per share in last year’s fourth quarter, including $37.5 million or a net loss of $1.02 per share to record a valuation allowance for deferred tax assets;

•	Adjusted EBITDA, a non-GAAP measure, is expected to be between approximately a negative $0.6 million and a negative $2.4 million**;

•	Depreciation and amortization to be approximately $3.4 million as compared to $3.3 million in last year’s fourth quarter;

•	On-hand inventory, at cost, at the end of the quarter to decline by low single digits, as compared to the end of last year’s fourth quarter;

•	To close six Missy, Petite, Women (“MPW”) stores, and close 24 CB and CJ stores and convert them into 12 MPW stores; and

•	Average square footage to be down 5.0%, as compared to last year’s fourth quarter.

For the 2016 fiscal year, the Company currently expects:

•	Capital expenditures to be approximately $12.0 million to $12.5 million, compared to the Company’s previous expectations of capital expenditures of $12.5 million to $13.0 million;

•	Nominal taxes, representing minimal taxes and fees;

•	Average square footage for the year to be down approximately 1.6% as compared to fiscal 2015; and

•	To end the fiscal year with cash, cash equivalents and investments in the low to mid $30 million range, as compared to $34.5 million at the end of last year’s fourth quarter.

Conference Call Information

The Company will discuss its third quarter results in a conference call scheduled for today, December 1, 2016, at 8:30 a.m. Eastern Time. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until January 1, 2016. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until December 8, 2016. This call may be accessed by dialing 1-877-870-5176 and using the passcode 13650264.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, including Adjusted EBITDA. The presentation of this non-GAAP measure is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP.

___________________________
** Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the tables below.

The Company believes the inclusion of this non-GAAP measure provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. This non-GAAP measure is not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliations of the non-GAAP financial measure to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of December 1, 2016, the Company operates 503 stores in 45 states consisting of 315 MPW stores, 82 Outlet stores, 54 Christopher & Banks stores, and 52 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe”, “drive” “in order to” and similar expressions and include the statements (i) that as the Company looks ahead, it expects continued momentum as it further executes across its strategic initiatives in merchandising, marketing and technology to drive long term profitable growth; (ii) that our preliminary assessment suggests there is an opportunity for net savings in fiscal 2017 of approximately $5.0 million to $7.0 million, before giving effect to the costs the Company would incur in connection with potential growth in overall sales; and (iii) made in the “Outlook for the 2016 Fourth Quarter and Full Fiscal Year”section.

These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond the Company’s control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support its operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to the Company’s merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans and initiatives; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release. The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “For Investors” and you are urged to carefully consider all such factors.

# # #

COMPANY CONTACT:
Peter G. Michielutti
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 29,	October 31,	October 29,	October 31,
	2016	2015	2016	2015
Net sales	$106,668	$103,641	$296,625	$289,259
Merchandise, buying and occupancy costs	67,447	66,519	189,543	188,992
Gross profit	39,221	37,122	107,082	100,267
Other Operating Expenses:
Selling, general and administrative	32,483	33,604	98,585	95,223
Depreciation and amortization	3,119	3,116	9,116	8,733
Impairment of store assets	—	67	476	182
Total other operating expenses	35,602	36,787	108,177	104,138
Operating loss	3,619	335	(1,095)	(3,871)
Interest expense, net	(44)	(36)	(126)	(76)
Other income	—	—	911	—
Loss before income taxes	3,575	299	(310)	(3,947)
Income tax provision (benefit)	82	614	249	(1,480)
Net loss	$3,493	$(315)	$(559)	$(2,467)

Basic loss per share:
Net loss	$0.09	$(0.01)	$(0.02)	$(0.07)
Basic shares outstanding	37,075	36,906	36,992	36,877

Diluted loss per share:
Net loss	$0.09	$(0.01)	$(0.02)	$(0.07)
Diluted shares outstanding	37,153	36,906	36,992	36,877

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 29,	October 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$25,882	$24,369
Short-term investments	—	5,009
Accounts receivable	3,742	4,978
Merchandise inventories	54,085	52,503
Prepaid expenses and other current assets	9,726	10,512
Deferred income taxes	—	3,558
Income taxes receivable	601	503
Total current assets	94,036	101,432

Property, equipment and improvements, net	57,472	59,147

Other non-current assets:
Deferred income taxes	375	36,075
Other assets	460	688
Total other non-current assets	835	36,763
Total assets	$152,343	$197,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,625	$16,652
Accrued salaries, wages and related expenses	6,754	5,501
Accrued liabilities and other current liabilities	23,478	22,278
Total current liabilities	46,857	44,431

Non-current liabilities:
Deferred lease incentives	9,333	9,663
Deferred rent obligations	6,348	7,132
Other non-current liabilities	1,396	1,328
Total non-current liabilities	17,077	18,123

Stockholders' equity:
Common stock	471	469
Additional paid-in capital	126,408	125,602
Retained earnings	74,241	121,427
Common stock held in treasury	(112,711)	(112,711)
Accumulated other comprehensive income	0	1
Total stockholders' equity	88,409	134,788
Total liabilities and stockholders' equity	$152,343	$197,342

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirty-Nine Weeks Ended
	October 29,	October 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(559)	$(2,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,116	8,733
Impairment of store assets	476	182
Deferred income taxes, net	18	(1,695)
Gain on investments, net	(911)	(2)
Amortization of premium on investments	10	34
Amortization of financing costs	47	47
Deferred lease-related liabilities	(817)	2,923
Stock-based compensation expense	565	1,389
Loss on disposal of assets	1	—
Changes in operating assets and liabilities:
Accounts receivable	326	(978)
Merchandise inventories	(11,604)	(7,185)
Prepaid expenses and other assets	(543)	(3,708)
Income taxes receivable	(88)	342
Accounts payable	123	(1,703)
Accrued liabilities	2,912	805
Other liabilities	164	67
Net cash used in operating activities	(764)	(3,216)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(8,770)	(22,641)
Proceeds from company-owned life insurance	911	—
Maturities of available-for-sale investments	3,005	13,007
Net cash used in investing activities	(4,854)	(9,634)

Cash flows from financing activities:
Issuance of stock for stock options exercises, net of forfeitures	17	0
Shares redeemed for payroll taxes	(23)	(26)
Net cash used in financing activities	(6)	(26)

Net decrease in cash and cash equivalents	(5,624)	(12,876)
Cash and cash equivalents at beginning of period	31,506	37,245
Cash and cash equivalents at end of period	$25,882	$24,369

Supplemental cash flow information:
Interest paid	$143	$120
Income taxes paid (refunded)	$102	$(246)
Accrued purchases of equipment and improvements	$267	$1,055

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET INCOME (LOSS)
(in thousands)
(unaudited)

The following table reconciles from Net income (loss) to Adjusted EBITDA for the thirteen and thirty-nine week periods ended October 29, 2016 and October 31, 2015:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 29,	October 31,	October 29,	October 31,
	2016	2015	2016	2015
Net income (loss)	$3,493	$(315)	$(559)	$(2,467)
Income tax provision (benefit)	82	614	249	(1,480)
Other income	—	—	(911)	—
Interest expense, net	44	36	126	76
Depreciation & amortization	3,119	3,116	9,116	8,733
Impairment of store assets	—	67	476	182
Advisory fees in connection with shareholder activism	—	318	1,549	687
eCommerce transition fees	—	—	684	—
Adjusted EBITDA	$6,738	$3,836	$10,730	$5,731

The following table reconciles from Net income (loss) to Adjusted EBITDA for the projected thirteen week periods ended January 28, 2017 and January 30, 2016:

	Thirteen Weeks Ended
	January 28, 2017		January 30,
	Low	High	2016
Net loss	$(5,900)	$(4,100)	$(46,627)
Income tax provision	70	70	39,195
Interest expense, net	50	50	39
Depreciation & amortization	3,400	3,400	3,315
Impairment of store assets	—	—	99
Advisory fees in connection with shareholder activism	—	—	277
Adjusted EBITDA	$(2,380)	$(580)	$(3,702)